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                                                                    EXHIBIT 23.1




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in Registration Statement No. 333-59086 on Form S-3 of Rayovac Corporation and in Registration Statement Nos. 333-39239, 333-41815, 333-42443, 333-68250 and 333-117567 on Form S-8 of
Rayovac Corporation, of our report dated July 8, 2004 relating to the consolidated financial statements of Microlite S.A. which appears in the Current Report on Form 8-K/A of Rayovac Corporation dated May 28, 2004.



PricewaterhouseCoopers
Auditores Independentes
Sao Paulo, Brazil
August 9, 2004